            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this registration statement on Form N-1A of Constellation Funds (the "Registration Statement") of our report dated December 12, 2003, relating to the financial statements and financial highlights of Pitcairn Funds, which appears in the October 31, 2003 Annual Report to the Shareholders of Pitcairn Funds, which is also incorporated by reference into the registration statement. We also consent to the reference to us under the heading "Constellation Funds Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers

Philadelphia, Pennsylvania
August 5, 2004